                                                                      EXHIBIT 12


                             FLEET FINANCIAL GROUP, INC.
            COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                AND PREFERRED DIVIDENDS EXCLUDING INTEREST ON DEPOSITS
                                     (THOUSANDS)

                                                          Three months
                                                             ended
                                                            March 31                       Year ended December 31
---------------------------------------------------------------------------------------------------------------------------------
                                                               1997          1996       1995         1994       1993      1992
---------------------------------------------------------------------------------------------------------------------------------


Earnings:
  Income before income taxes,
    extraordinary credit and cumulative effect of
    change in method of accounting                        $  513,437  $1,930,598   $1,033,756   $1,379,639   $1,094,456  $  617,369
Adjustments:
      (a)  Fixed charges:
           (1) Interest on borrowed funds                    128,436     685,056    1,278,598      990,395      751,754     638,430
           (2)  1/3 of Rent                                   12,815      52,264       49,921       50,597       52,254      49,197
      (b)  Preferred dividends                                28,133     117,676       62,064       48,859       60,365      65,658
---------------------------------------------------------------------------------------------------------------------------------
      (c)  Adjusted earnings                              $  682,821  $2,785,594   $2,424,339   $2,469,490   $1,958,829  $1,370,654
---------------------------------------------------------------------------------------------------------------------------------
Fixed charges and preferred dividends                     $  169,384     854,996   $1,390,583   $1,089,851   $  864,373  $  753,285
---------------------------------------------------------------------------------------------------------------------------------
Adjusted earnings/fixed charges                                4.03x       3.26x        1.74x        2.27x        2.27x       1.82x
---------------------------------------------------------------------------------------------------------------------------------



                                                      INCLUDING INTEREST ON DEPOSITS

                                                          Three months
                                                             ended
                                                             March 31                      Year ended December 31
---------------------------------------------------------------------------------------------------------------------------------
                                                               1997          1996       1995         1994       1993      1992
---------------------------------------------------------------------------------------------------------------------------------



Earnings:
    Income before income taxes, extra-
    ordinary credit and cumulative effect
    of change in method of  accounting                    $  513,437    $1,930,598   $1,033,756 $1,379,639  $1,094,456  $   617,369
Adjustments:
      (a)  Fixed charges:
           (1) Interest on borrowed funds                    128,436       685,056    1,278,598     990,395    751,754      638,430
           (2) 1/3 of Rent                                    12,815        52,264       49,921      50,597     52,254       49,197
           (3) Interest on deposits                          416,263     1,753,723    1,726,403   1,170,532  1,165,046    1,698,804
      (b)  Preferred dividends                                28,133       117,676       62,064      48,859     60,365       65,658
---------------------------------------------------------------------------------------------------------------------------------
      (c)  Adjusted earnings                              $1,099,084    $4,539,317   $4,150,742  $3,640,022 $3,123,875   $3,069,458
---------------------------------------------------------------------------------------------------------------------------------
Fixed charges and preferred dividends                     $  585,647    $2,608,719   $3,116,986  $2,260,383 $2,029,419   $2,452,089
---------------------------------------------------------------------------------------------------------------------------------
Adjusted earnings/fixed charges                                1.88x         1.74x        1.33x       1.61x      1.54x        1.25x
---------------------------------------------------------------------------------------------------------------------------------

                                          27






                                                            EXHIBIT 12
                                                 FLEET FINANCIAL GROUP, INC.
                                 COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                                                 EXCLUDING INTEREST ON DEPOSITS
                                                          (THOUSANDS)


                                                         Three months
                                                             ended
                                                            March 31                        Year ended December 31
---------------------------------------------------------------------------------------------------------------------------------
                                                               1997          1996       1995         1994       1993      1992
---------------------------------------------------------------------------------------------------------------------------------


Earnings:

   Income before income taxes,
       extraordinary credit and cumulative
       effect of change in method of
       accounting                                         $  513,437    $1,930,598  $1,033,756  $1,379,639  $1,094,456  $   617,369
Adjustments:
     (a)  Fixed charges:
          (1) Interest on borrowed funds                     128,436       685,056    1,278,598    990,395     751,754      638,430
          (2)  1/3 of Rent                                    12,815        52,264       49,921     50,597      52,254       49,197
---------------------------------------------------------------------------------------------------------------------------------
     (b)  Adjusted earnings                               $  654,688    $2,667,918   $2,362,275  $2,420,631 $1,898,464   $1,304,996
---------------------------------------------------------------------------------------------------------------------------------
Fixed charges                                            $   141,251   $   737,320   $1,328,519  $1,040,992 $  804,008  $   687,627
---------------------------------------------------------------------------------------------------------------------------------
Adjusted earnings/fixed charges                                4.63x         3.62x        1.78x       2.33x      2.36x        1.90x
---------------------------------------------------------------------------------------------------------------------------------





                                                    INCLUDING INTEREST ON DEPOSITS




                                                           Three months
                                                              ended
                                                              March 31                     Year ended December 31
---------------------------------------------------------------------------------------------------------------------------------
                                                               1997          1996       1995         1994       1993      1992
---------------------------------------------------------------------------------------------------------------------------------


Earnings:
    Income before income taxes,
       extraordinary credit and cumulative
       effect of change in method of
       accounting                                          $  513,437   $1,930,598  $1,033,756  $1,379,639  $1,094,456 $   617,369
Adjustments:
      (a)  Fixed charges:
           (1) Interest on borrowed funds                     128,436      685,056   1,278,598     990,395      751,754    638,430
           (2)  1/3 of Rent                                    12,815       52,264      49,921      50,597       52,254      49,197
           (3)  Interest on deposits                          416,263    1,753,723   1,726,403   1,170,532    1,165,046   1,698,804
---------------------------------------------------------------------------------------------------------------------------------
      (b)  Adjusted earnings                               $1,070,951   $4,421,641  $4,088,678  $3,591,163   $3,063,510  $3,003,800
---------------------------------------------------------------------------------------------------------------------------------
Fixed charges                                              $  557,514   $2,491,043  $3,054,922  $2,211,524   $1,969,054  $2,386,431
---------------------------------------------------------------------------------------------------------------------------------
Adjusted earnings/fixed charges                                 1.92x        1.78x       1.34x       1.62x        1.56x       1.26x
---------------------------------------------------------------------------------------------------------------------------------



                                          28